EXHIBIT 99.1

For Immediate Release

The following news release is being issued by both American Power Conversion and Eaton Corporation.

American Power Conversion and Eaton Corporation
Settle Patent Litigation

WEST KINGSTON, R.I. and PITTSBURGH — March 2, 2005 — American Power Conversion (Nasdaq: APCC) (APC) and Eaton Corporation (NYSE: ETN) today announced that they have entered into a binding memorandum of understanding to settle ongoing patent litigation currently pending in the United States District Court for the Eastern District of North Carolina and the United States District Court for the District of Delaware.

In addition to settling all outstanding patent litigation between APC and Eaton, the parties have agreed to cross-license multiple patents that were involved in the litigation.  The companies have also agreed to a ten-year covenant prohibiting the companies from filing against each other any additional patent infringement suits related to products of the other that are based on U.S. patent claims which are directed to electronic hardware that performs double conversion for power electronics.

The two companies expect to have a definitive agreement in place by the middle of March.  Neither party will pay the other any monetary compensation in connection with this settlement.  The settlement reflects and enhances the strength and value of the intellectual property portfolios of both companies in the field of uninterruptible power supplies.

About American Power Conversion

Founded in 1981, American Power Conversion (Nasdaq: APCC) is a leading provider of global, end-to-end infrastructure availability solutions.  APC’s comprehensive products and services offering, which is designed for both home and corporate environments, improves the availability, manageability and performance of sensitive electronic, network, communication and industrial equipment of all sizes.  APC, headquartered in West Kingston, Rhode Island, reported sales of $1.7 billion for the year ended December 31, 2004, and is a Fortune 1000, Nasdaq 100 and S&P 500 Company.

All trademarks are the property of their owners.  Additional information about APC and its global end-to-end solutions can be found at www.apc.com or by calling 800-877-4080.

Safe Harbor Provision

This press release contains forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995.  All statements in this press release that do not describe historical facts, such as statements concerning the Company’s future plans or prospects and those contained in the “Business Outlook” section of the press release, are forward-looking statements.  All forward-looking statements are not guarantees and are subject to risks and uncertainties that could cause actual results to differ from those projected.  The factors that could cause actual results to differ materially include the following: The two companies are unable to reach a definitive agreement; the uncertainty of the litigation process including risk of an unexpected, unfavorable result of current or future litigation; and the risks described from time to time in the Company’s filings with the Securities and Exchange Commission.  The Company cautions readers not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  The Company disclaims any obligation to publicly update or revise any such statements to reflect any change in Company expectations or in events, conditions, or circumstances on which any such statements may be based, or that may affect the likelihood that actual results will differ from those set forth in the forward-looking statements.

About Eaton

Eaton Corporation is a diversified industrial manufacturer with 2004 sales of $9.8 billion.  Eaton is a global leader in fluid power systems and services for industrial, mobile and aircraft equipment; electrical systems and components for power quality, distribution and control; automotive engine air management systems, powertrain solutions and specialty controls for performance, fuel economy and safety; and intelligent truck drivetrain systems for safety and fuel economy.  Eaton has 55,000 employees and sells products to customers in more than 125 countries.  For more information, visit www.eaton.com.

For more information contact:

Investors:

Debbie Hancock, director, investor relations, 401-789-5735, ext. 2994,
Debbie.hancock@apcc.com

Media:

Chet Lasell, APC public relations director, 800-788-2208, ext. 2693,
chet.lasell@apcc.com

Eaton:

Gary Klasen, Eaton media relations, 216-523-4736
garyklasen@eaton.com